UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2006

HILAND PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51120 (Commission File No.)	71-0972724 (IRS Employer Identification No.)

205 West Maple, Suite 1100, Enid, Oklahoma 73701

(Address of principal executive offices and zip code)

(580) 242-6040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             REGULATION FD DISCLOSURE

A.            General

On May 25, 2006, Hiland Holdings GP, LP (“Holdings”), an entity formed to own the 2% general partner interest in us, all of the incentive distribution right in us, and 1,301,471 of our common units and 4,080,000 of our subordinated units, which are currently held by entities controlled by Harold Hamm, certain trusts and members of management, filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (the “S-1”) relating to the proposed initial public offering of Holdings.

The S-1 contains information with respect to the estimated minimum adjusted EBITDA necessary for Holdings to make full quarterly distributions to its unitholders for the twelve months ended June 30, 2007.  For more information, please see “Cash Distribution Policy and Restrictions on Distributions” in Holdings’ S-1. The estimated minimum adjusted EBITDA included in the Holdings’ S-1 is intended to be an indicator or benchmark of the amount management considers to be the lowest amount of adjusted EBITDA needed to generate sufficient available cash for Holdings to make cash disributions to its common unitholders at Holdings’ initial distribution rate. The estimated minimum adjusted EBITDA should not be viewed as management’s projection of the actual adjusted EBITDA that will be generated during the twelve months ending June 30, 2007.

Additionally, the S-1 contains disclosure indicating that the transactions surrounding the completion by Holdings of its proposed initial public offering may result in a technical termination of our partnership for federal income tax purposes.  If Holdings’ initial public offering is completed, such a technical termination would require us to make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and such termination would result in a deferral of our deductions for depreciation.  For more information regarding technical termination, please see “Material Tax Consequences — Disposition of Units—Constructive Termination” and “Risk Factors—Tax Risk to Our Common Unitholders—The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for federal income tax purposes” in Holdings’ S-1.

The S-1 also contains disclosure indicating that we anticipate amending our existing $125 million senior credit facility to, among other things, increase the borrowing base to $200 million.  The final terms of this proposed amendment are subject to continued negotiations with our existing lenders.  For more information please see “Summary—Hiland Partners, LP—Recent Developments” and “Business of Hiland Partners, LP” in Holdings’ S-1.

B.            Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hiland Partners, LP

By:	Hiland Partners GP, LLC
its general partner

By:	/s/ Randy Moeder
Randy Moeder
President and Chief Executive Officer

Date: May 25, 2006